As filed with the Securities and Exchange Commission on December 29, 1998
                                            Registration No. 33-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                          GLOBAL MED TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              Colorado                                       84-1116894
    -------------------------------                         -------------
    (State or other jurisdiction                            (IRS Employer
   of incorporation or organization)                         I.D. Number)


                                12600 West Colfax
                                   Suite A-500
                            Lakewood, Colorado 80215
           ----------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                          GLOBAL MED TECHNOLOGIES, INC.
                      1997 EMPLOYEE STOCK COMPENSATION PLAN
                      -------------------------------------
                            (Full title of the plan)

                             Michael I. Ruxin, M.D.
                          Global Med Technologies, Inc.
                                12600 West Colfax
                                   Suite A-500
                                Denver, Co. 80215
                                 (303) 238-2000
            (Name, address and telephone number of agent for service)



                                          CALCULATION OF REGISTRATION FEE
===========================================================================================================================

Title of securities         Amount to           Proposed maximum offering         Proposed maximum           Amount of
 to be registered         be registered          offering price per unit        aggregate offering price   registration fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock          100,000 shares (1)               $0.90625(2)                       $90,625               $26.73
===========================================================================================================================

(1) There are also registered hereunder such indeterminate number of additional shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisions thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the closing bid and asked prices reported by NASDAQ on December 24, 1998.

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT FOR
                                ADDITIONAL SHARES

Item 1. Incorporation of Registration Statement by Reference.
        -----------------------------------------------------

     The information  contained in the  Registrant's  Registration  Statement on
Form  S-8,  Registration  No.  333-39193,   is  hereby  incorporated  into  this
Registration Statement by reference.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicated that all shares offered hereunder have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 2. Exhibits.
        ---------

     The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

     5.1       Opinion of Brenman Bromberg & Tenenbaum, P.C.

    10.1 1997 Employee Stock Compensation Plan. (Incorporated by reference to the like numbered exhibit filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-39193)

    10.2       Amendment to 1997 Employee Stock Compensation Plan.

    23.1       Consent of Ernst & Young LLP.

    23.2       Consent of Brenman Bromberg & Tenenbaum, P.C. - See Exhibit 5.1.


Item 3. Additional Securities.
        ----------------------

     The Registrant's 1997 Employee Stock Compensation Plan (the "1997 Plan") was amended by resolution of the Board of Directors on August 27, 1998 to increase the maximum number of shares of the Registrant's $.01 par value Common Stock which may be granted under the 1997 Plan from 100,000 to 200,000 shares.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on December 29, 1998.

                                GLOBAL MED TECHNOLOGIES, INC., Registrant


                                By   /s/  Michael I. Ruxin
                                     -------------------------------------------
                                     Michael I. Ruxin, Chairman of the Board
                                     of Directors and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                               Date
---------                          -----                               ----


/s/ Michael I. Ruxin               Chairman of the Board       December 29, 1998
------------------------------     of Directors and Chief
Michael I. Ruxin                   Executive Officer

/s/ Gerald F. Willman, Jr.         Director and Vice-          December 29, 1998
------------------------------     President-Product Management
Gerald F. Willman, Jr.             (Wyndgate Technologies)

/s/ Gordon Segal                   Director                    December 29, 1998
------------------------------
Gordon Segal


/s/ Fai H. Chan                    Director                    December 29, 1998
------------------------------
Fai H. Chan


/s/ Jeffrey M. Busch               Director                    December 29, 1998
------------------------------
Jeffrey M. Busch

Signature                          Title                               Date
---------                          -----                               ----

/s/ Robert H. Trapp                Director                    December 29, 1998
-------------------------------
Robert H. Trapp


/s/ Kwok Jen Fong                  Director                    December 29, 1998
-------------------------------
Kwok Jen Fong


                                   Director                    ___________, 1998
-------------------------------
Gary L. Cook


/s/ Thomas F. Marcinek             President and Chief         December 29, 1998
-------------------------------    Operating Officer
Thomas F. Marcinek



/s/ Alan K. Geddes                 Vice President Finance,     December 29, 1998
-------------------------------    Chief Financial Officer
Alan K. Geddes                     and Treasurer




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